Exhibit 23(b)

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amerihost Properties, Inc. 1996 Omnibus Incentive Stock Plan, the Amerihost Properties, Inc. 1996 Stock Option Plan for Nonemployee Directors and certain other Stock Option Plans for Key Personnel of our report dated February 29, 1996 relating to the consolidated financial statements of Amerihost Properties, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1995.


                                        BDO Seidman, LLP

Chicago, Illinois
December 27, 1996